UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2011

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 EastPoint Business Park Fairview, Dublin 3, Ireland
(Address of principal executive offices)

+1 353(0) 1 2400 222
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On May 31, 2011, TBS International plc (the “Company”), pursuant to the terms of the Investment Agreement by and among the Company, Joseph Royce , Gregg McNelis and Lawrence Blatte, as amended, issued an aggregate of 70,000 of its Series A Preference Shares at $100 per share to Messrs. Royce, McNelis and Blatte, for a total purchase price of $7.0 million.  The shares were issued pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended.  The Series A Preference Shares are convertible at any time into Class A ordinary shares of the Company at a conversion rate of 50.0 Class A ordinary shares for each Series A Preference Share, subject to adjustments to reflect semiannual increases in liquidation value and stock splits and reclassifications.  No discounts or commissions were paid in connection with this private placement.

Item 7.01.  Regulation FD Disclosure.

On May 27, 2011, at 5:00 p.m. New York time, the Company’s previously announced rights offering expired.  On May 31, 2011, the Company accepted the valid exercise of 826,000 subscription rights and issued 8,260 Series A Preference Shares in exchange for an aggregate subscription price of $826,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: May 31, 2011	By:	/s/ Tara C. DeMakes
		Name:	Tara C. DeMakes
		Title:	Assistant Corporate Secretary